UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               January 23, 2008

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

      Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB, announced on January 23, 2008 that it will record an after-tax other-than-temporary impairment charge of $2.6 million, or $0.13 per diluted share, in the quarter ended December 31, 2007 to reduce the carrying amount of its investments in preferred stock issues of Freddie Mac and Fannie Mae, two government sponsored entities, to the securities market value of $28.2 million at December 31, 2007. These investment grade securities are held in the Company’s available for sale portfolio. Prior to recording this charge, the impairment had been reflected as a reduction to stockholders’ equity through other comprehensive income. Therefore, recording this charge has no effect on stockholders’ equity.

Item 9.01(d).    Exhibits

99.1.     Press release of Flushing Financial Corporation, dated January 23, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: January 23, 2008	By:	/s/ David W. Fry
David W. Fry
	Title:	Executive Vice President, Treasurer
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press release of Flushing Financial Corporation,
dated January 23, 2008